UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 5, 2020

DOMO, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38553	27-3687433
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

772 East Utah Valley Drive American Fork, UT 84003
(Address of Principal Executive Offices, and Zip Code)
(562) 677-9480
Registrant’s Telephone Number, Including Area Code
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Class B Common Stock, par value $0.001 per share	DOMO	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  Compensation for Named Executive Officers

On March 5, 2020, the Board of Directors of Domo, Inc. (the “Company”) approved fiscal year 2020 year-end bonuses, established fiscal year 2021 base salaries and annual target bonus amounts, and approved grants of restricted stock units for the Company’s named executive officers as follows, with the fiscal year 2021 base salaries effective as of March 5, 2020:

	FY 2020 Bonus	FY 2021 Base Salary	FY 2021 Annual Target Bonus	RSUs(1)
Josh James Founder, Chief Executive Officer and Chairman of the Board	$357,000	$500,000	$500,000	600,000
Bruce Felt Chief Financial Officer	$223,125	$425,000	$275,000	130,000
Catherine Wong Chief Product Officer and Executive Vice President of Engineering	$416,500	$375,000	$325,000	80,000

(1) RSUs vest over four years, with 25% vesting on March 20, 2021 and the remainder vesting quarterly over the following 36 months, subject to continued service.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DOMO, INC.

Date: March 10, 2020	By:	/s/ Bruce Felt
Bruce Felt
Chief Financial Officer

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